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                                                                  Exhibit (p)1.9

                                CODE OF ETHICS

                        THE DJG VALUE EQUITY FUND, INC.
                       THE SEI TAX-MANAGED SMALL CAP FUND
                          THE DJG SMALL CAP VALUE FUND
                       FRIC EQUITY II/SPECIAL GROWTH FUND
                           RIF AGGRESSIVE EQUITY FUND


I    Introduction
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     This Code of Ethics is intended to fulfill the firm's obligations as investment adviser to the DJG Value Equity Fund, Inc., and the DJG Small Cap Value Fund as well as the sub-adviser to the SEI Tax-Managed Small Cap Fund, the FRIC Equity II/Special Growth Fund and the RIF Aggressive Equity Fund by setting forth guidelines for those persons deemed to be advisory or access persons to prevent them from engaging in any act, practice or course of business prohibited by paragraph (a) of Rule 17j-1 (the "Rule") under the Investment Company Act of 1940, as amended. This Code of Ethics is required by paragraph (b) of the Rule.

II   Definitions
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     In order to understand how this Code of Ethics applies to particular persons and transactions, familiarity with the key terms and concepts used in this Code of Ethics is necessary. Those key terms and concepts are:

     1. "Fund" or "Funds" means the DJG Value Equity Fund, Inc., the SEI Tax-Managed Small Cap Fund, the FRIC Equity II/Special Growth Fund, the RIF Aggressive Equity Fund and/or the DJG Small Cap Value Fund, either individually or collectively.

     2. "Company" means David J. Greene & Company, LLC, a registered investment adviser, the Adviser or sub-adviser to the above-referenced Funds.

     3.   "Access person" means any principal or advisory person of the Company.

     4. "Advisory person" means (a) any employee of the Company or of any company in a control relationship to the Company, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Company, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (b) any natural person in a control relationship to the Company who obtains information concerning recommendations made to the Company with regard to the purchase or sale of a security.
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     5.   "Beneficial ownership" has the meaning set forth in Rule 16a-1 (a) of the Securities Exchange Act of 1934, as amended. The determination of direct or indirect beneficial ownership shall apply to all securities which an access person has or acquires.

     6. "Control" has the meaning set forth in Section 2(a) (9) of the Investment Company Act of 1940, as amended.

     7. "Independent director" means a director of any of the Funds who is not an "interested person" of the Company within the meaning of Section
          (a) (19) of the Investment Company Act of 1940, as amended.

     8. "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security.

     9. "Security" has the meaning set forth in Section 2(a) (36) of the Investment Company Act of 1940, as amended, except that it shall not include securities issued or guaranteed as to principal or interest by the Government of the United States or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States, certificates of deposit for any such securities banker's acceptance, bank certificates of deposit, commercial paper, other money market instruments and shares of registered open-end investment companies. For purposes of the foregoing definition, the term"money market instruments" shall mean instruments that satisfy the credit quality and maturity requirements of Rule 2a-7 under the Investment Company Act of 1940, as amended, other than any instruments which are illiquid or not widely traded in efficient markets.

III  Aggregation of Orders - Conditions
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     In accordance with guidance from the Securities and Exchange Commission
("SEC") in the SMC Capital no-action letter of September 5, 1995, the Company may aggregate orders for the Funds with those orders for its other advisory and proprietary accounts in compliance with Section 17(d) of the Investment Company Act of 1940 so that each such account, including the Funds and the Company, participates on terms no less advantageous than those of other participants. To comply with this stated policy, the following conditions will apply to orders that are aggregated by the Company:

1. This policy for the aggregation of transactions is fully disclosed in the Company's Form ADV, and is separately disclosed to the Adviser's existing clients and broker-dealers through which such orders are placed.

2. The Company will not aggregate transactions unless it believes that aggregation is consistent with its duty to seek best execution (which includes the duty to seek best price)

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     for its accounts, including the Funds, and is consistent with the terms of the Company's investment advisory agreement with each client for which trades will be aggregated.

3. No advisory account will be favored over any other account; each account that participates in an aggregated order will participate at the average share price for all the Company's transactions in that security on a given business day, with any transaction costs, other than commission charges, shared pro rata based on each account's participation in the transaction;

4. The Company will prepare a computer run (the "Allocation Statement") specifying the participating client accounts and how it intends to allocate the order among those accounts before entering an aggregated order. The Company will maintain the Allocation Statement, including any amendments thereto, as a part of its books and records.

5. If the aggregated order is filled in its entirety, it will be allocated among accounts in accordance with the Allocation Statement. In the event the aggregated order is not filled, then it will be allocated by the Company in accordance with its allocation procedures as set forth in its Compliance Manual and as described in its Form ADV Part II. When an aggregated order is completed, a supplemental computer run documenting the allocation will be maintained by the Company's Compliance Department with the original Allocation Statement.

6. Notwithstanding the foregoing, the order may be allocated on a basis different from that specified in the Allocation Statement if all accounts receive fair and equitable treatment and the reason for the different allocation is explained in writing and is approved in writing by the Company's compliance principal no later than one hour after the opening of the markets on the trading day following the day the order was executed.

7. The Company's books and records will separately reflect, for each account the orders of which area aggregated, the securities held by, and bought and sold for, that account.

8. Funds and securities of accounts whose orders are aggregated are deposited with one or more banks or brokers-dealers, and neither the accounts' cash nor their securities will be held collectively any longer than is necessary to settle the purchase or sale in question on a delivery versus payment basis. No cash or securities will be held collectively for accounts by the Company.

9. The Company will receive no additional compensation or remuneration of any kind as a result of the aggregation of any transactions on behalf of any accounts.

10. Individual investment advice and treatment will be accorded each separate advisory account, including the Funds.


IV   Prohibitions and Restrictions Applicable to Company Personnel
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     A.   Prohibition Against Fraud, Deceit and Manipulation.

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          Access persons, cannot, in connection with the purchase or sale, directly or indirectly, of a Security held or to be acquired by a
          Fund:

          1.   employ any device, scheme or artifice to defraud the Fund;

          2. make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          3. engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Fund; or

          4.   engage in any manipulative practice with respect to the Fund.

     B.   Limits on Accepting or Receiving Gifts.

          Access persons cannot accept or receive any gift of more than de minimis value from any person or entity in connection with any Fund.

     C.   Prohibition on Selling Recently-Acquired Securities.

          Access persons may not sell any security purchased in connection with an aggregated order within 60 days of acquiring that security without the prior approval of the Compliance Principal or member of the Executive Committee of the Company.

     D.   Pre-Approval of Investments in IPO's and Limited Offerings.

          Access persons who, in connection with their duties, make or participate in making recommendations regarding the purchase or sale of securities by a Fund or Natural Control Persons who obtain information concerning recommended securities must obtain approval from the Review Officer, (as defined in Section V below), before directly or indirectly acquiring beneficial ownership of any securities in an IPO or limited offering.

V    Reporting
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     1.   Subject to the provisions of paragraph 2 below, every access person shall report to the Company the information described in paragraph 3 below with respect to transactions in any security in which the access person has, or by reason of the transaction acquires, any direct or indirect beneficial ownership in the security.

     2. (a) An access person is not required to make a report with respect to any transaction effected for any account over which the access person does not have any direct or indirect influence.

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          (b)  An access person shall submit to the Review Officer an initial holding report within 10 days of becoming an access person.

          (c) Each access person shall submit an annual holding report to the Review Officer within 30 days of the close of each year, which shall include all securities beneficially owned.

     3. To fulfill the reporting requirements, each access person shall cause a duplicate copy of all confirms and monthly brokerage statements for themselves and those in their immediate family to be sent to the Review Officer of the Company, which shall contain the following information:

     (a) The date of the transaction, the title and the number of shares and the principal amount of each security involved;

     (b) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

     (c)  The price at which the transactions was effected; and

     (d) The name of the broker, dealer or bank with or through whom the transaction was effected.

     4. Any report may contain a statement that the report shall not be construed as an admission by the person making the report that the person has any direct or indirect beneficial ownership in the security to which the report relates.

VI   Appointment of Review Officer and Specification of his Duties
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     A.   Appointment of a Review Officer.

          The CEO of the Company has appointed the Company's Compliance Principal to act as the Review Officer hereunder.

     B.   The Review Officer's Duties and Responsibilities.

          1. The Review Officer shall notify each person who becomes an access person of the Adviser and who is required to report under this Code of Ethics and their reporting requirements no later than 10 days before the first quarter in which such person is required to begin reporting.

          2. The Review Officer will, on a quarterly basis, compare all reported personal securities transactions with the Fund's completed portfolio transactions during the period to determine whether a Code violation may have occurred. Before determining that a person has violated the Code,

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              the Review Officer must give the person an opportunity to supply explanatory material.

          3. If the Review Officer finds that a Code violation may have occurred, or believes that a Code violation may have occurred, the Review Officer must submit a written report regarding the possible violation, together with the confidential report any explanatory material provided by the person, to the CEO, who will independently determine whether the person violated the Code.

          4.  Resolution; Sanction(s).

              If the CEO finds that a person has violated the Code, he will approve a proposed resolution of the situation or, if appropriate, impose upon the person sanctions that the CEO deems appropriate and will report the violation and the resolution and/or sanction imposed to the Fund's Board of Directors at the next regularly scheduled board meeting.

          5. The Review Officer will create a written report detailing any approval(s) granted to access persons for the purchase of securities offered in connection with an IPO or a limited offering. The report must include the rationale supporting any decision to approve such a purchase.

          6.  Annual Written Report to the Board

              At least once a year, the Company will provide the Fund's Board of Directors a written report that includes:

          (1) Issues Arising Under the Code. The reports must describe any issue(s) that arose during the previous year under the codes or procedures thereto, including any material code or procedural violations, and any resulting sanction(s);

          (2) Certification: Each report must be accompanied by a certification to the Board that the Company, as adviser or sub-adviser to a Fund, has adopted procedures reasonably necessary to prevent its access persons from violating its Code of Ethics.

VII  Confidentiality
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     No access person shall reveal to any other person (except in the normal course of his or her duties on behalf of the Company) any information regarding securities transactions by the Company or consideration by the Company or the Adviser of any such securities transaction.

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     All information obtained from any access person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.


VIII Recordkeeping
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     The Company will maintain records as set forth below in accordance with
     Rule 31a-2 under the 1940 Act and such other regulatory requirements as the Company may be subject to as a registered investment adviser and broker/dealer.

     1.   A copy of this Code will be preserved in an easily accessible place.

     2. A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

     3. A copy of each Quarterly Transaction Report, Initial Holding Report, and Annual Holding Report submitted under this Code, including any information provided in lieu of any such reports made under the Code will be preserved for a period of a least five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place.

     4. A copy of each annual report required by this Code, and each access person's annual compliance certification, must be maintained for a least five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place.

     5. The Fund must maintain a record of any decision, and the reason supporting the decision, to approve the acquisition of securities acquired in an IPO or limited offering, for a least five years after the end of the fiscal year in which the approval is granted.

Adopted this 21st day of September, 2000.

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